EXHIBIT 99.1

For Immediate Release
Contact:
Bruce Riggins (Company)	Jerry Daly or Carol McCune
Chief Financial Officer	Daly Gray (Media)
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust Announces Fourth-Quarter and Full-Year 2005 Earnings

PALM BEACH, Fla., February 28, 2006—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States, today announced results for the three months and full-year ended December 31, 2005.

	4Q 2005*	4Q 2004*	% Change*	Full Yr 2005*	Full Yr 2004*	% Change*
Total revenue	$60,917	$50,519	21%	$247,181	$205,029	21%
Net income (loss) applicable to common shareholders	$(126)	$(2,340)	95%	$11,059	$(1,138)	1,072%
Diluted income (loss) per share	$0.00	$(0.06)	100%	$0.26	$(0.03)	967%
Funds from operations (FFO)	$9,002	$5,796	55%	$49,380	$31,418	57%
Adjusted FFO	$9,010	$5,867	54%	$52,565	$34,631	52%
FFO per share	$0.21	$0.15	40%	$1.05	$0.81	30%
Adjusted FFO per share	$0.21	$0.15	40%	$1.12	$0.89	26%
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$18,819	$15,353	23%	$84,645	$74,276	14%
Adjusted EBITDA	$18,827	$15,428	22%	$86,329	$72,458	19%

*	In thousands, except per share and percentage change data

FFO, Adjusted FFO, FFO per share, Adjusted FFO per share, EBITDA and Adjusted EBITDA are not generally accepted accounting principles (GAAP) financial measures and are discussed in further detail and reconciled to net income applicable to common shareholders later in this press release.

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FFO and FFO per share for the twelve months ended December 31, 2004 include $4,249 in issuance costs pertaining to the Series A Cumulative Convertible preferred shares that were redeemed in January 2004. The $4,249 of Series A preferred share issuance costs have been excluded from Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA.

Adjusted FFO, Adjusted FFO per share and Adjusted EBITDA exclude other charges and discontinued operations.

Adjusted EBITDA excludes a gain on sale of hotels of $1,501 and $786 for the 12 months ended December 31, 2005 and 2004, respectively.

Operating Results

Revenue per available room (RevPAR) for 65 of the company’s hotel properties (excluding five hotels closed for renovation and/or conversion during part or all of the periods presented) increased 7.2 percent to $73.21 for the fourth quarter 2005, compared to the same period in 2004. Average daily rate (ADR) accounted for the entire RevPAR gain, rising 7.2 percent to $103.42, while occupancy was unchanged at 70.8 percent. The 2005 fourth quarter RevPAR improvement reflects an 11.7 percent increase in RevPAR at the company’s eight Silicon Valley, Calif. hotel properties. RevPAR for the portfolio, excluding Silicon Valley, increased 6.3 percent.

Gross operating profit margins for the company’s 61 comparable hotels improved 140 basis points to 40.4 percent. The company’s 61 comparable hotels exclude the eight hotels acquired in 2004 and 2005 and the Atlantic City hotel acquired in 2003 that is closed for renovation and conversion.

“We had a very positive fourth quarter, capping a strong 2005,” said Jeffrey H. Fisher, chief executive officer and president. “We achieved our second consecutive year of robust growth as a result of strong hotel operations and opportunistic acquisitions. We also benefited from positive industry fundamentals, including the return of the business traveler to pre-9/11

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levels in many markets, healthy leisure travel demand, continued strength in the economy, and low levels of new hotel construction. We believe that there is still significant upside to the current industry recovery and that the positive underlying fundamentals will continue for at least the next few years.

“Operationally, our strong results were led by our Silicon Valley properties,” he noted. “We believe there is significant room for additional improvement at these properties as RevPAR would have to increase 73 percent from 2005 levels to reach their historical peak.

“Our 2005 RevPAR gain was principally the result of higher room rates, which has been a primary focus of our operators. Our ability to raise rate translated into higher gross operating profit margins, which created strong flow-through. Our adjusted EBITDA rose 19 percent to $86.3 million for the full year, and our adjusted FFO per share improved 26 percent to $1.12.

“Externally, our acquisition program continued at a strong pace as we added four hotels to our portfolio and opened one that had been closed for an extensive renovation and conversion to a Hampton Inn.

“Our substantial growth in 2005 allowed us to significantly increase our common share dividend, reflecting our continued confidence in our cash flow and the durability of the recovery,” he said. “At year end, we maintained a $0.15 dividend, which was up 150 percent from our first quarter dividend of $0.06. Based on our projections for continued sustainable growth, we expect to increase our dividend again in 2006.”

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Acquisitions/Development/Renovations Update

In 2005, the company acquired four hotels in key MSAs for a total of $83 million: the 83-room Hampton Inn Columbia, Md.; the 190-room hotel in Montvale, N.J., which currently is closed for renovation and conversion to the Courtyard brand; the newly renovated 224-room Westin Governor Morris hotel in Morristown, N.J.; and the 80-room Bulfinch hotel in Boston, Mass. The company also re-opened a hotel acquired in downtown Louisville in 2004, following a complete renovation and conversion to the Hampton Inn brand.

Fisher noted that three properties (two that are closed for renovation and conversion and one being developed) represent a significant source of embedded growth for 2007 as all three hotels are located in strong markets with high barriers to new competition. “The permitting process for our Atlantic City and Montvale properties has taken longer than initially expected and we now are projecting a third-quarter 2006 opening for the Montvale hotel and late 2006 opening for the Atlantic City hotel. We expect to spend approximately $21 million in 2006 on these two brand conversion projects, and both hotels will open under the Courtyard by Marriott brand. In California, we expect to break ground in March on our first Embassy Suites hotel, a 150-room property in Valencia, and we are projecting a late 2006 or early 2007 opening. We expect to spend approximately $17 million in 2006 on the development of this hotel.”

Fisher said that acquisitions remain a principal focus of the company’s growth. “We continue to target premium brands in the upscale extended-stay sectors, as well as select-service and full-service hotels that have the potential to be rebranded and repositioned, located in major

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urban markets with multiple demand generators and high barriers to new competition. We also will selectively consider development opportunities where it makes economic sense or in markets where the cost of building a new hotel is comparable to or lower than prices for existing hotels.

Capital Structure

Bruce A. Riggins, chief financial officer, pointed out that the company continues to maintain one of the industry’s strongest capital structures and lowest-levered balance sheets. “We paid down $17 million of debt during the year and reduced our debt to investment in hotels at cost ratio to 26 percent at year-end 2005, compared to 30 percent at year-end 2004. Our weighted average interest rate on our total debt is 7.2 percent, and 73 percent of our total debt is at fixed rates. Our low leverage gives us significant flexibility to fund future acquisition and development projects.”

Earnings Guidance

The company provides the following range of estimates for the first quarter and full-year 2006, based on assumed RevPAR growth of 6.0 percent to 8.0 percent for the first quarter and 6.0 percent to 8.0 percent for the full year (forecasted financial results do not include any assumptions for future acquisitions, developments, dispositions or capital markets transactions):

•	Net income applicable to common shareholders of $1.3 million to $2.8 million for the first quarter and $20.5 million to $24.5 million for the full year;

•	Diluted income per share of $0.03 to $0.07 for the first quarter and $0.48 to $0.57 for the full year;

•	FFO and Adjusted FFO per share of $0.24 to $0.27 for the first quarter and $1.30 to $1.38 for the full year;

•	Adjusted EBITDA of $20.5 million to $22.0 million for the first quarter and $98.0 million to $102.0 million for the full year;

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•	Gross operating profit margin increase of approximately 100 basis points for the first quarter and 60 basis points for full-year 2006 (includes effect of a 70 basis point increase in 2006 (no impact in first quarter) for incentive management fees which have not historically been paid); and

•	Capital expenditures of $25 million (excludes $38 million of capital expenditures related to the two hotels closed for renovation and conversion and one hotel under development).

See reconciliations of net income applicable to common shareholders to FFO per share and Adjusted FFO per share and net income applicable to common shareholders to Adjusted EBITDA included in the tables of this press release. FFO per share, Adjusted FFO per share, and Adjusted EBITDA are not generally accepted accounting principles (GAAP) financial measures and are discussed in further detail in this press release.

The company will hold a web cast of its fourth quarter 2005 conference call today, February 28, 2006, at 10 a.m. Eastern time. Interested parties may go to the company’s Web site and click on Conference Calls. They also may listen to an archived web cast of the conference call on the Web site, or may dial (800) 405-2236, pass code 11051602, to hear a telephone replay. The archived web cast and telephone replay will be available through March 7, 2006.

Innkeepers USA Trust owns 70 hotels with a total of 8,825 suites or rooms in 20 states and Washington, D.C., and focuses on acquiring and/or developing premium branded upscale extended-stay, select-service and full-service hotels and the rebranding and repositioning of other hotel properties. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). These non-GAAP financial measures are (i) funds from operations (FFO), (ii) FFO per share, (iii) Adjusted FFO, (iv) Adjusted FFO per share, (v) net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends (EBITDA), and (vi) Adjusted EBITDA. The following explains why we believe these measures help provide investors with a more complete understanding of our financial and operating performance.

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FFO As Defined by NAREIT and Adjusted FFO

The National Association of Real Estate Investment Trusts (NAREIT) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance. Management believes that the presentation of FFO, FFO per share, and Adjusted FFO (defined below) provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other real estate companies use FFO as a measure of their financial and operating performance, which provides another basis of comparison for management. FFO, as defined, adds back historical cost depreciation. Historical cost depreciation assumes the value of real estate assets diminishes predictably over a certain period of time. In fact, real estate asset values historically have increased or decreased with market conditions. Consequently, FFO and Adjusted FFO may be useful supplemental measures in evaluating financial and operating performance by disregarding, or adding back, historical cost depreciation in the calculation of FFO and Adjusted FFO. Additionally, FFO per share and Adjusted FFO per share targets have historically been used to determine a significant portion of the incentive compensation of the company’s senior management.

NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The company calculates FFO in compliance with the NAREIT definition. The company defines Adjusted FFO as FFO (as defined by NAREIT), adjusted for non-recurring and/or non-cash items, including discontinued operations and impairment losses. FFO, Adjusted FFO, FFO per share, Adjusted FFO per share are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends. The company defines Adjusted EBITDA as EBITDA adjusted for non-recurring and/or non-cash items, including gains (losses) from sales of property, discontinued operations and impairment losses. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. EBITDA and Adjusted EBITDA are also factors in management’s evaluation of the financial and operating performance of the company, hotel level performance, investment opportunities, dispositions and financing transactions.

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FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA, as presented, may not be comparable to FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA as calculated by other real estate companies. These measures do not reflect certain expenses that the company incurred and will incur, such as depreciation and interest (although we show such expenses in the reconciliation of these measures to their most directly comparable GAAP measures). None of these measures should be considered as an alternative to net income, net cash provided by operating activities, or any other financial and operating performance measure prescribed by GAAP. These measures should only be used in conjunction with GAAP measures. EBITDA and Adjusted EBITDA are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

Forward-Looking Statement Safe Harbor

This press release, and other publicly available information on the Company, includes forward looking statements within the meaning of federal securities law. These statements include terms such as “should”, “may”, “believe” and “estimate”, or assumptions, estimates or forecasts about future hotel and Company performance and results, and the Company’s future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the Company’s expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses) under the company’s taxable REIT subsidiary structure, (ii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company’s key markets (e.g. the Silicon Valley, CA, Northern NJ, Washington, DC, etc.), (iv) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company’s hotel rooms and the availability and terms of financing, (v) risk that the company’s ability to maintain its properties in competitive condition becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) risk that the Company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (viii) risks related to an increasing focus on development, including permitting risks, increasing the proportion of Company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (ix) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or

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the Company’s hotels in particular, (x) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements, and (xi) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting wages, taxes or dividends, compliance with building codes, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.). The Company undertakes no obligation to update any forward looking statement to reflect actual results, changes in the Company’s expectation, or for any other reason.

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenue:
Hotel operating
Rooms	56,297	48,513	232,489	192,260
Food and beverage	2,354	269	6,254	1,061
Telephone	390	414	1,756	1,769
Other	1,746	1,243	6,156	4,544
Corporate
Percentage lease	—	0	—	5,010
Other	130	80	526	385

Total revenue	60,917	50,519	247,181	205,029

Expenses:
Hotel operating
Rooms	12,714	11,681	49,382	43,253
Food and beverage	1,997	218	4,947	1,020
Telephone	794	777	2,938	2,571
Other	663	602	2,643	2,036
General and administrative	6,365	5,171	23,797	18,509
Franchise and marketing fees	3,947	3,322	16,210	13,305
Amortization of deferred franchise conversion	292	274	1,240	1,047
Advertising and promotions	2,371	1,759	8,323	6,618
Utilities	3,038	2,405	11,610	9,290
Repairs and maintenance	3,352	3,013	12,584	10,771
Management fees	1,812	1,618	7,381	6,382
Amortization of deferred lease acquisition	131	131	523	512
Insurance	405	398	1,541	1,543
Corporate
Depreciation	9,130	8,202	35,356	31,806
Amortization of franchise fees	17	15	68	53
Ground rent	144	130	535	505
Interest	4,981	4,744	18,817	18,553
Amortization of loan origination fees	219	235	870	953
Property taxes and insurance	2,698	2,695	11,264	11,355
General and administrative	1,790	1,302	7,697	5,413
Amortization of unearned compensation	209	194	646	948
Other charges	0	0	3,053	875

Total expenses	57,069	48,886	221,425	187,318

Income before minority interest	3,848	1,633	25,756	17,711
Minority interest, common	2	70	(193)	32
Minority interest, preferred	(1,068)	(1,068)	(4,273)	(4,272)

Income from continuing operations	2,782	635	21,290	13,471
Income from discontinued operations	(8)	(75)	1,369	1,129

Net income	2,774	560	22,659	14,600
Series A Preferred Share issuance costs	—	—	—	(4,249)
Preferred share dividends	(2,900)	(2,900)	(11,600)	(11,489)

Net income applicable to common shareholders	$(126)	$(2,340)	$11,059	$(1,138)

Earnings per share data:
Basic – continuing operations	$0.00	$(0.06)	$0.23	$(0.06)

Basic	$0.00	$(0.06)	$0.26	$(0.03)

Basic – weighted average shares	42,730,979	37,576,641	41,962,899	37,576,641

Diluted – continuing operations	$0.00	$(0.06)	$0.23	$(0.06)

Diluted	$0.00	$(0.06)	$0.26	$(0.03)

Diluted – weighted average shares	43,125,786	37,774,527	42,266,403	37,576,641

INNKEEPERS USA TRUST

CALCULATION OF FFO, ADJUSTED FFO, EBITDA, ADJUSTED EBITDA AND RECONCILIATION TO NET INCOME APPLICABLE TO COMMON SHAREHOLDERS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
CALCULATION OF FFO
Net income (loss) applicable to common shareholders	$(126)	$(2,340)	$11,059	$(1,138)
Depreciation	9,130	8,202	35,356	31,806
Depreciation included in discontinued operations	—	0	—	1,564
Gain on sale of hotels included in discontinued operations	0	4	(1,501)	(782)
Minority interest, preferred	0	(32)	4,273	(32)
Minority interest, common	(2)	(38)	193	0

Diluted FFO	$9,002	$5,796	$49,380	$31,418

Weighted average number of common shares and common share equivalents	43,125,786	39,196,016	46,911,391	39,013,311

FFO per share	$0.21	$0.15	$1.05	$0.81

FFO	9,002	5,796	49,380	31,418
Series A preferred share issuance costs	—	0	—	4,249
Other charges	0	0	3,053	875
Discontinued operations	8	71	132	(1,911)

Adjusted FFO	$9,010	$5,867	$52,565	$34,631

Adjusted FFO per share	$0.21	$0.15	$1.12	$0.89

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
CALCULATION OF EBITDA
Net income applicable to common shareholders	$(126)	$(2,340)	$11,059	$(1,138)
Interest	4,981	4,744	18,817	18,553
Depreciation and amortization	9,998	9,051	38,703	35,319
Depreciation included in discontinued operations	—	0	—	1,564
Minority interest, common	(2)	(70)	193	(32)
Minority interest, preferred	1,068	1,068	4,273	4,272
Series A preferred share issuance costs	—	0	—	4,249
Preferred share dividends	2,900	2,900	11,600	11,489

EBITDA	$18,819	$15,353	$84,645	$74,276

Other charges	0	0	3,053	875
Discontinued operations	8	71	132	(1,911)
Gain on sale of hotels included in discontinued operations	0	4	(1,501)	(782)

Adjusted EBITDA	$18,827	$15,428	$86,329	$72,458

INNKEEPERS USA TRUST

2006 Forecast Reconciliation

(in thousands, except share and per share data)

	Three months ended March 31, 2006		Twelve months ended December 31, 2006
	Low End Range	High End Range	Low End Range	High End Range
CALCULATION OF FFO
Net income (loss) applicable to common shareholders	1,282	2,782	20,548	24,548
Depreciation	9,182	9,182	37,611	37,611
Gain on sale of hotels included in discontinued operations	—	—	—	—
Minority interest, preferred	—	—	3,565	3,565
Minority interest, common	29	29	135	135

Diluted FFO	10,493	11,993	61,859	65,859

Weighted average number of common shares and common share equivalents	43,723,265	43,723,265	47,698,469	47,698,469

FFO per share	0.24	0.27	1.30	1.38

FFO	10,493	11,993	61,859	65,859
Other charges	—	—	—	—
Discontinued operations	—	—	—	—

Adjusted FFO	10,493	11,993	61,859	65,859

Adjusted FFO per share	0.24	0.27	1.30	1.38

	Three months ended March 31, 2006		Twelve months ended December 31, 2006
	Low End Range	High End Range	Low End Range	High End Range
CALCULATION OF EBITDA
Net income (loss) applicable to common shareholders	1,282	2,782	20,548	24,548
Interest	4,942	4,942	20,103	20,103
Depreciation and amortization	10,296	10,296	42,056	42,056
Minority interest, preferred	1,068	1,068	3,565	3,565
Minority interest, common	29	29	135	135
Preferred share dividends	2,900	2,900	11,600	11,600

EBITDA	20,517	22,017	98,007	102,007

Other charges	—	—	—	—
Discontinued operations	—	—	—	—
Gain on sale of hotels included in discontinued operations	—	—	—	—

Adjusted EBITDA	$20,517	$22,017	$98,007	$102,007

INNKEEPERS USA TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2005	December 31, 2004
ASSETS
Investment in hotels:
Land and improvements	$150,375	$127,392
Buildings and improvements	754,131	687,754
Furniture and equipment	106,944	101,909
Renovations in process	4,534	2,794
Hotels under development	4,413	3,864
Hotels held for sale	—	19299

	1,020,397	943,012
Accumulated depreciation	(230,139)	(207,853)

Net investment in hotels	790,258	735,159

Cash and cash equivalents	11,897	22,837
Restricted cash and cash equivalents	6,675	10,781
Accounts receivable, net	6,124	4,577
Prepaid and other	2,478	2,539
Deferred and other	19,546	20,099

Total assets	$836,978	$795,992

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt	$269,426	$286,865
Accounts payable and accrued expenses	15,956	12,663
Payable to manager	236	209
Franchise conversion fee obligations	10,714	10,825
Distributions payable	9,645	5,450

Total liabilities	305,977	316,012

Minority interest in Partnership	47,982	51,088

Shareholders’ equity:
Preferred shares, $0.01 par value, 20,000,000 shares authorized, 5,800,000 shares issued and outstanding	145,000	145,000
Common shares, $0.01 par value, 100,000,000 shares authorized, 42,914,086 and 37,966,756 issued and outstanding, respectively	429	380
Additional paid-in capital	460,873	396,631
Unearned compensation	(1,939)	(448)
Distributions in excess of earnings	(121,344)	(112,671)

Total shareholders’ equity	483,019	428,892

Total liabilities and shareholders’ equity	$836,978	$795,992

INNKEEPERS USA TRUST

DEBT COMPOSITION

As of December 31, 2005

(outstanding balance in thousands)

DEBT	Outstanding Balance	Stated Interest Rate		Maturity Date	Encumbered Properties
Unsecured Line of Credit(1)	$64,074	5.59%		July 2007	—
Industrial Revenue Bonds(1)	$10,000	3.25%		December 2014	—
Term Loan #1	$23,163	8.17%		October 2007	8
Term Loan #2	$34,915	8.15%		March 2009	8
Term Loan #3	$28,090	7.02%		April 2010	7
Term Loan #4	$45,533	7.16%		October 2009	6
Term Loan #5	$49,422	7.75%		January 2011	6
Mortgage	$12,709	10.35%		June 2010	1
Adjustment (4)	$1,520	—		—	—

TOTAL	$269,426	7.2	%(2)	5 years(3)	36

(1)	Variable rated debt. The stated interest rate of the industrial revenue bonds includes an annual letter of credit fee of 1.25%
(2)	Weighted average calculated using the stated interest rate
(3)	Weighted average maturity
(4)	Adjustment to record $13 million mortgage at a fair market interest rate of 7% (the stated interest rate is 10.35%)

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OTHER DATA

(in thousands, except shares data)

	December 31, 2005	December 31, 2004
CAPITALIZATION
Common share market capitalization	$698,000	$539,000
Total Market capitalization	$1,097,000	$1,042,000
Common share closing price	$16.00	$14.20
Common share dividend(1)	$0.46	$0.18
Common share dividend yield(1)	2.9%	1.3%
Preferred share closing price	$24.43	$25.75
Preferred share dividend(2)	$2.00	$2.04
Preferred share dividend yield(2)	8.2%	7.9%

DEBT COVERAGE
Debt weighted average interest rate	7.2%	6.8%
Debt to investment in hotel properties, at cost	26%	30%
Debt and preferred shares to investment in hotel properties	41%	46%
Debt to market capitalization	25%	28%
Debt and preferred shares to market capitalization	38%	41%

LIQUIDITY/FLEXIBILITY
Debt due 2005	—	$6,000
Debt due 2006	$6,000	$7,000
Debt due 2007	$91,000	$7,000
Debt due 2008 and thereafter	$172,426	$267,000

Unencumbered hotel assets(3)	48%	43%
Unsecured Line of Credit outstanding balance	$64,074	$60,000
Unsecured Line of Credit available balance(4)	$59,426	$65,000

SHARES AND UNITS OUTSTANDING
Common Shares	42,939,086	37,966,756
Common Partnership Units	666,891	1,117,056
Preferred Partnership Units	3,884,469	3,884,469
Preferred Shares	5,800,000	5,800,000

(1)	Regular common share dividends declared for the trailing twelve months ended December 31, 2005 and 2004
(2)	Regular annual preferred share dividends
(3)	Based upon the number of hotels
(4)	The actual amount that may be borrowed is contingent upon many factors, such as compliance with unsecured line of credit covenants and the use of proceeds from borrowings. The $135 million revolving unsecured line of credit available balance has been reduced by $11.5 million in letters of credit.

INNKEEPERS USA TRUST

HOTEL OPERATING RESULTS (UNAUDITED)

	December 31, 2005	Three Months Ended December 31,		% Inc (dec)	Twelve Months Ended December 31,		% Inc (dec)
		2005	2004		2005	2004
PORTFOLIO(1)
Average Daily Rate		$103.42	$96.47	7.20%	$103.82	$97.42	6.57%
Occupancy		70.79%	70.79%	0.00%	75.21%	74.80%	0.55%
RevPAR		$73.21	$68.29	7.20%	$78.08	$72.87	7.15%

Number of hotel properties	65
Percent of total rooms	100.0%
Percent of room revenue(2)	100.0%

Upscale Extended Stay
Average Daily Rate		$103.91	$97.89	6.15%	$103.84	$98.12	5.83%
Occupancy		73.75%	73.07%	0.93%	78.19%	77.41%	1.01%
RevPAR		$76.64	$71.53	7.14%	$81.20	$75.95	6.91%

Number of hotel properties	49
Percent of total rooms	74.7%
Percent of room revenue(2)	77.7%

Upscale(1)
Average Daily Rate		$113.53	$105.14	7.98%	$123.57	$115.07	7.39%
Occupancy		64.57%	63.04%	2.43%	68.54%	73.82%	-7.15%
RevPAR		$73.31	$66.28	10.61%	$84.70	$84.95	-0.29%

Number of hotel properties	3
Percent of total rooms	5.8%
Percent of room revenue(2)	6.2%

Mid Priced(1)
Average Daily Rate		$98.00	$87.82	11.59%	$97.66	$88.38	10.50%
Occupancy		61.27%	64.33%	-4.76%	65.77%	65.09%	1.04%
RevPAR		$60.05	$56.50	6.28%	$64.23	$57.53	11.65%

Number of hotel properties	13
Percent of total rooms	19.5%
Percent of room revenue(2)	16.1%

BY FRANCHISE AFFILIATION
Residence Inn
Average Daily Rate		$104.06	$97.99	6.19%	$103.98	$98.05	6.05%
Occupancy		73.28%	72.08%	1.66%	77.63%	76.55%	1.41%
RevPAR		$76.25	$70.63	7.96%	$80.73	$75.06	7.55%

Number of hotel properties	42
Percent of total rooms	63.5%
Percent of room revenue(2)	65.6%

Summerfield Suites
Average Daily Rate		$98.66	$92.64	6.50%	$98.35	$93.76	4.90%
Occupancy		76.38%	79.51%	-3.94%	81.61%	83.06%	-1.75%
RevPAR		$75.35	$73.66	2.29%	$80.26	$77.88	3.06%

Number of hotel properties	6
Percent of total rooms	9.4%
Percent of room revenue(2)	9.7%

	December 31, 2005	Three Months Ended December 31,		% Inc (dec)	Twelve Months Ended December 31,		% Inc (dec)
		2005	2004		2005	2004
Hampton Inn(1)
Average Daily Rate		$99.08	$88.28	12.23%	$98.50	$88.87	10.84%
Occupancy		60.83%	64.18%	-5.22%	65.52%	64.64%	1.36%
RevPAR		$60.27	$56.66	6.37%	$64.53	$57.45	12.32%

Number of hotel properties	12
Percent of total rooms	18.3%
Percent of room revenue(2)	15.2%

BY MANAGEMENT COMPANY
Innkeepers Hospitality Management(1)(3)(4)
Average Daily Rate		$103.85	$96.67	7.43%	$103.67	$97.19	6.67%
Occupancy		71.11%	71.39%	-0.39%	75.61%	74.91%	0.93%
RevPAR		$73.85	$69.01	7.01%	$78.38	$72.80	7.66%

Number of hotel properties	64
Percent of total rooms	97.3%
Percent of room revenue(2)	97.7%

Third Party Managed
Average Daily Rate		$84.63	$86.10	-1.71%	$110.53	$106.45	3.83%
Occupancy		59.13%	49.24%	20.09%	61.02%	70.94%	-13.98%
RevPAR		$50.04	$42.40	18.02%	$67.44	$75.52	-10.70%

Number of hotel properties	1
Percent of total rooms	2.7%
Percent of room revenue(2)	2.4%

BY GEOGRAPHIC REGION
New England [ME, NH, VT, MA, CT, RI]
Average Daily Rate		$106.92	$97.31	9.88%	$106.57	$99.37	7.25%
Occupancy		65.15%	71.95%	-9.45%	70.39%	69.89%	0.72%
RevPAR		$69.65	$70.02	-0.53%	$75.02	$69.45	8.02%

Number of hotel properties	4
Percent of total rooms	4.6%
Percent of room revenue(2)	4.5%

Middle Atlantic(1) [NY, NJ, PA]
Average Daily Rate		$108.68	$101.81	6.75%	$108.88	$103.26	5.44%
Occupancy		69.04%	70.38%	-1.90%	74.36%	74.00%	0.49%
RevPAR		$75.03	$71.66	4.70%	$80.97	$76.41	5.97%

Number of hotel properties	10
Percent of total rooms	14.2%
Percent of room revenue(2)	14.7%

South Atlantic(1) [DE, MD, WV, DC, VA, NC, SC, GA, FL]
Average Daily Rate		$108.07	$96.06	12.50%	$109.35	$98.94	10.52%
Occupancy		67.70%	70.47%	-3.93%	72.91%	74.47%	-2.09%
RevPAR		$73.16	$67.69	8.08%	$79.72	$73.68	8.20%

Number of hotel properties	15
Percent of total rooms	23.9%
Percent of room revenue(2)	24.4%

	December 31, 2005	Three Months Ended December 31,		% Inc (dec)	Twelve Months Ended December 31,		% Inc (dec)
		2005	2004		2005	2004
East North Central [OH, MI, IN, IL, WI]
Average Daily Rate		$90.03	$88.00	2.31%	$91.62	$87.22	5.04%
Occupancy		68.00%	65.09%	4.47%	71.57%	68.94%	3.81%
RevPAR		$61.22	$57.28	6.88%	$65.57	$60.13	9.05%

Number of hotel properties	12
Percent of total rooms	16.7%
Percent of room revenue(2)	14.0%

East South Central(1) [KY, TN, AL, MS]
Average Daily Rate		$89.37	$81.18	10.09%	$88.18	$81.28	8.49%
Occupancy		69.81%	78.96%	-11.59%	79.68%	86.33%	-7.70%
RevPAR		$62.39	$64.10	-2.67%	$70.26	$70.17	0.13%

Number of hotel properties	2
Percent of total rooms	2.2%
Percent of room revenue(2)	2.0%

West North Central [MN, IA, MO, KS, NE, SD, ND]
Average Daily Rate		$81.04	$79.32	2.17%	$81.66	$81.22	0.54%
Occupancy		77.16%	74.05%	4.20%	83.89%	77.99%	7.57%
RevPAR		$62.53	$58.74	6.45%	$68.50	$63.35	8.13%

Number of hotel properties	1
Percent of total rooms	0.8%
Percent of room revenue(2)	0.7%

West South Central [AR, LA, OK, TX]
Average Daily Rate		$95.41	$88.96	7.25%	$93.30	$89.60	4.13%
Occupancy		78.02%	76.19%	2.40%	81.92%	78.91%	3.81%
RevPAR		$74.44	$67.78	9.83%	$76.43	$70.71	8.09%

Number of hotel properties	5
Percent of total rooms	8.7%
Percent of room revenue(2)	8.5%

Mountain [MT, ID, WY, CO, UT, NM, AZ, NV]
Average Daily Rate		$89.03	$89.45	-0.47%	$92.58	$88.22	4.94%
Occupancy		73.56%	64.80%	13.52%	76.00%	70.19%	8.28%
RevPAR		$65.49	$57.97	12.97%	$70.36	$61.92	13.63%

Number of hotel properties	2
Percent of total rooms	3.5%
Percent of room revenue(2)	3.2%

Pacific [WA, OR, CA, AK, HI]
Average Daily Rate		$110.94	$104.32	6.35%	$110.63	$104.48	5.89%
Occupancy		74.55%	73.02%	2.10%	78.04%	78.44%	-0.51%
RevPAR		$82.70	$76.18	8.56%	$86.34	$81.95	5.36%

Number of hotel properties	14
Percent of total rooms	25.4%
Percent of room revenue(2)	28.1%

	December 31, 2005	Three Months Ended December 31,		% Inc (dec)	Twelve Months Ended December 31,		% Inc (dec)
		2005	2004		2005	2004
BY SELECTED MSA
Atlanta
Average Daily Rate		$105.08	$86.52	21.45%	$99.18	$89.95	10.26%
Occupancy		70.85%	65.76%	7.74%	73.67%	71.97%	2.36%
RevPAR		$74.45	$56.89	30.87%	$73.07	$64.74	12.87%

Number of hotel properties	2
Percent of total rooms	3.5%
Percent of room revenue(2)	3.3%

Boston
Average Daily Rate		$98.14	$86.30	13.72%	$95.35	$85.36	11.70%
Occupancy		54.53%	59.54%	-8.41%	57.59%	55.74%	3.32%
RevPAR		$53.52	$51.38	4.17%	$54.91	$47.58	15.41%

Number of hotel properties	1
Percent of total rooms	1.2%
Percent of room revenue(2)	0.9%

Chicago
Average Daily Rate		$92.09	$88.12	4.51%	$93.10	$88.79	4.85%
Occupancy		66.64%	64.45%	3.40%	69.20%	64.46%	7.35%
RevPAR		$61.37	$56.79	8.06%	$64.43	$57.24	12.56%

Number of hotel properties	4
Percent of total rooms	7.0%
Percent of room revenue(2)	5.8%

Dallas/Ft. Worth
Average Daily Rate		$87.37	$80.08	9.10%	$84.33	$80.45	4.82%
Occupancy		78.34%	76.67%	2.18%	82.44%	79.08%	4.25%
RevPAR		$68.45	$61.40	11.48%	$69.53	$63.62	9.29%

Number of hotel properties	4
Percent of total rooms	6.8%
Percent of room revenue(2)	6.1%

Denver
Average Daily Rate		$89.03	$89.45	-0.47%	$92.58	$88.22	4.94%
Occupancy		73.56%	64.80%	13.52%	76.00%	70.19%	8.28%
RevPAR		$65.49	$57.97	12.97%	$70.36	$61.92	13.63%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue(2)	3.2%

Detroit
Average Daily Rate		$90.23	$92.39	-2.34%	$93.58	$90.19	3.76%
Occupancy		72.26%	64.11%	12.71%	74.47%	74.57%	-0.13%
RevPAR		$65.20	$59.23	10.08%	$69.69	$67.26	3.61%

Number of hotel properties	3
Percent of total rooms	4.5%
Percent of room revenue(2)	4.0%

	December 31, 2005	Three Months Ended December 31,		% Inc (dec)	Twelve Months Ended December 31,		% Inc (dec)
		2005	2004		2005	2004
Hartford
Average Daily Rate		$112.40	$104.04	8.04%	$112.58	$105.08	7.14%
Occupancy		72.83%	75.08%	-3.00%	73.79%	73.02%	1.05%
RevPAR		$81.85	$78.12	4.77%	$83.07	$76.73	8.26%

Number of hotel properties	2
Percent of total rooms	2.4%
Percent of room revenue(2)	2.6%

Philadelphia
Average Daily Rate		$101.96	$94.97	7.36%	$101.64	$94.85	7.16%
Occupancy		74.46%	74.52%	-0.08%	78.19%	76.61%	2.06%
RevPAR		$75.92	$70.78	7.26%	$79.47	$72.66	9.37%

Number of hotel properties	4
Percent of total rooms	5.8%
Percent of room revenue(2)	5.9%

Richmond
Average Daily Rate		$94.84	$88.54	7.12%	$95.40	$91.34	4.44%
Occupancy		74.23%	75.31%	-1.43%	80.53%	76.64%	5.08%
RevPAR		$70.40	$66.67	5.59%	$76.83	$70.01	9.74%

Number of hotel properties	2
Percent of total rooms	2.3%
Percent of room revenue(2)	2.3%

San Francisco/San Jose/Oakland
(Silicon valley)
Average Daily Rate		$111.99	$103.89	7.80%	$110.63	$103.78	6.60%
Occupancy		72.63%	70.07%	3.65%	74.31%	74.68%	-0.50%
RevPAR		$81.33	$72.80	11.72%	$82.21	$77.51	6.06%

Number of hotel properties	8
Percent of total rooms	15.0%
Percent of room revenue(2)	15.8%

Seattle/Portland
Average Daily Rate		$109.34	$103.62	5.52%	$109.14	$105.27	3.68%
Occupancy		74.83%	74.61%	0.29%	82.53%	80.81%	2.13%
RevPAR		$81.83	$77.32	5.83%	$90.07	$85.07	5.88%

Number of hotel properties	4
Percent of total rooms	6.3%
Percent of room revenue(2)	7.3%

Washington, D.C.(1)
Average Daily Rate		$135.88	$120.77	12.51%	$134.05	$118.98	12.67%
Occupancy		67.62%	71.08%	-4.87%	71.98%	76.43%	-5.82%
RevPAR		$91.88	$85.85	7.02%	$96.49	$90.93	6.11%

Number of hotel properties	4
Percent of total rooms	6.7%
Percent of room revenue(2)	8.3%

(1)	Hotel operating results exclude one hotel property acquired in June 2003 which will be converted to a Courtyard hotel, one hotel property acquired in June 2004 which was converted and opened as a Hampton Inn hotel in August 2005, one hotel property acquired in February 2005 which will be converted to a Courtyard hotel, one Westin hotel acquired in May 2005 and one Independent hotel acquired in November 2005.
(2)	Room revenue for YTD December 2005.
(3)	Innkeepers Hospitality Management, Inc. assumed management of one Sunrise Suites hotel previously managed by affiliates of Wyndham International, Inc. on March 1, 2004, and five Summerfield Suites by Wyndham hotels previously managed by affiliates of Wyndham International, Inc. on April 1, 2004.
(4)	Operating statistics for hotels acquired in 2004 and 2005 include room revenue for those periods prior to our acquisition of the hotels.